UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2025

FERGUSON ENTERPRISES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42200	38-4304133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

751 Lakefront Commons Newport News, Virginia	23606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1-757- 874-7795

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FERG	New York Stock Exchange London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On September 22, 2025, Ferguson Enterprises Inc. (the “Company”) completed the public offering (the “Offering”) of $750,000,000 aggregate principal amount of 4.350% Senior Notes due 2031 (the “Notes”). The obligations of the Company under the Notes are fully and unconditionally guaranteed (the “Guarantee”) by Ferguson UK Holdings Limited, an indirect subsidiary of the Company (the “Guarantor”).

The Notes and the Guarantee were issued pursuant to that certain Indenture, dated as of September 30, 2024, by and among the Company and The Bank of New York Mellon, as trustee (the “Trustee”) (the “Base Indenture”), as supplemented by the Second Supplemental Indenture, dated as of September 22, 2025 by and among the Company, the Guarantor and the Trustee (the “Second Supplemental Indenture” and, the Base Indenture as so supplemented, the “Indenture”). The Indenture contains certain covenants and restrictions, including covenants that limit the Company’s and the Guarantor’s ability to incur specified debt secured by liens and that require the Company and the Guarantor to satisfy certain conditions in order to merge or consolidate with another entity. The Indenture also provides for customary events of default. The Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at the redemption prices and on the terms and conditions set forth in the Indenture.

The Offering was made pursuant to an effective shelf registration statement (including a prospectus and preliminary prospectus supplement) (File Nos. 333-282398 and 333-282398-01).

The description of the Base Indenture, the Second Supplemental Indenture, the Notes and the Guarantee contained in this Item 8.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, the Second Supplemental Indenture and the Notes. The Base Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and its terms are incorporated herein by reference. The Second Supplemental Indenture is filed as Exhibit 4.2 to this Current Report on Form 8-K and its terms are incorporated herein by reference. The form of Notes is filed as Exhibit 4.3 to this Current Report on Form 8-K and its terms are incorporated herein by reference.

Underwriting Agreement

The Notes were sold pursuant to an underwriting agreement, dated September 18, 2025 (the “Underwriting Agreement”), among the Company, the Guarantor, and J.P. Morgan Securities LLC, SMBC Nikko Securities America, Inc. and Barclays Capital Inc., as representatives of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement contains certain representations, warranties, covenants and indemnification obligations of the Company, the Guarantor and the Underwriters, as well as other customary provisions.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of the dates specified therein, were solely for the benefit of the parties thereto and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company and its subsidiaries. Moreover, information concerning the subject matter of any representations, warranties and covenants may change after the dates of the Underwriting Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

The description of the Underwriting Agreement contained in this Item 8.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement.  The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and its terms are incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit No.	Description
1.1
Underwriting Agreement, dated September 18, 2025, among Ferguson Enterprises Inc., Ferguson UK Holdings Limited and J.P. Morgan Securities LLC, SMBC Nikko Securities America, Inc. and Barclays Capital Inc., as representatives of the several underwriters named therein.

4.1
Indenture, dated as of September 30, 2024, by and between Ferguson Enterprises Inc. and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-3 filed by Ferguson Enterprises Inc. and Ferguson UK Holdings Limited with the SEC on September 30, 2024).

4.2
Second Supplemental Indenture, dated as of September 22, 2025, by and between Ferguson Enterprises Inc., Ferguson UK Holdings Limited and The Bank of New York Mellon, as Trustee, to the Indenture dated as of September 30, 2024.

4.3	Form of 4.350% Senior Notes due 2031 (included as Exhibit A to Exhibit 4.2)
5.1	Opinion of Kirkland & Ellis LLP.
5.2	Opinion of Kirkland & Ellis International LLP
23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1 of this Current Report on Form 8-K).
23.2	Consent of Kirkland & Ellis International LLP (included in Exhibit 5.2 of this Current Report on Form 8-K).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2025

Ferguson Enterprises Inc.

	By:	/s/ William Brundage
	Name:	William Brundage
	Title:	Chief Financial Officer

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